EXHIBIT 10.22
                                                                   -------------



                                                                  EXECUTION COPY



                             RESTRICTED STOCK AWARD
                               AGREEMENT UNDER THE
                          WILMAR INDUSTRIES, INC. 2000
                                STOCK AWARD PLAN


         This Agreement (this "Agreement") is made effective as of the 29th day of September, 2000 between Wilmar Industries, Inc. (the "Company"), and William Pray (the "Participant"). Except as otherwise specifically provided herein, capitalized terms used herein shall have the meanings attributed thereto in the Wilmar Industries, Inc. 2000 Stock Award Plan (the "Plan").

         WHEREAS, pursuant to the Plan, the Company desires to grant to the Participant the restricted stock award provided for herein (the "Restricted Stock Award") in partial compensation for the performance of services to the Company, such grant to be subject to the terms set forth herein, the Plan and the Wilmar Industries, Inc. Amended and Restated Shareholders' Agreement, dated as of September 29, 2000 and as subsequently amended (the "Shareholders' Agreement"), among the Company, the Participant and the other parties named therein. In the event of a conflict between the terms of this Agreement and the Shareholders' Agreement, the provisions of this Agreement shall govern.

         NOW, THEREFORE, in connection with the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto agree as follows:

         1.       Grant of Restricted Stock.

                  Subject to the terms and conditions of the Shareholders' Agreement and the additional terms and conditions set forth in the Plan and this Agreement, the Company hereby grants to the Participant a Restricted Stock Award consisting of 34,056 shares of the Company's Common Stock (the "Stock") (hereinafter called the "Restricted Stock"). The Restricted Stock is subject to the restrictions described herein and in the Plan, including forfeiture under the circumstances described in Section 5 hereof, and is subject to the provisions of the Shareholders Agreement (other than the Put Option and the Call Option referred to in Section 3.3 thereof) (collectively, the "Restrictions").

         2.       CERTIFICATES.

                  The certificates evidencing the Restricted Stock shall bear the legends specified in Section 3.4 of the Shareholders Agreement and the following additional legend:

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         Transfer of this certificate and the shares represented hereby is restricted pursuant to the terms of the Wilmar Industries, Inc. 2000 Stock Award Plan and Award Agreement, dated as of September, 2000 between Wilmar Industries, Inc. and William Pray. Copies of the agreement and plan are on file at the offices of Wilmar Industries, Inc.

                  In the case of the Participant's death, such certificates will be delivered to the beneficiary designated in writing by the Participant in the form annexed hereto as Exhibit A, or, in the event no beneficiary has been chosen or such beneficiary has pre-deceased the Participant or cannot be located within a reasonable amount of time (as determined by the Committee), to the Participant's legatee or legatees, or to his personal representatives or distributees, as the case may be. Any determination with respect to the delivery of stock certificates in the event of Participant's death shall be made by the Board and shall be final and binding and shall completely discharge the Company from its obligation to deliver stock certificates hereunder.

         3.       RIGHTS AS A SHAREHOLDER.

                  The Participant shall be the record owner of the Restricted Stock, and entitled to all rights of a common shareholder of the Company, until or unless such Restricted Stock is forfeited pursuant to Section 5 hereof or is repurchased by the Company pursuant to Section 7 hereof. The Restricted Stock shall be subject to the limitations on transfer and encumbrance set forth herein and in the Shareholders' Agreement (other than the Put Option and the Call Option referred to in Section 3.3 thereof).

         4.       NON-TRANSFERABILITY.

                  No share of Restricted Stock may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant except in accordance with the applicable provisions of the Shareholders' Agreement and this Agreement and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company.

         5.       FORFEITURE OF RESTRICTED STOCK.

                  (a) In the event the Participant's employment with the Company is terminated by the Company at any time for Cause, all shares of Restricted Stock previously granted the Participant shall be forfeited and canceled, and the Participant shall have no rights in respect thereof, as of the date of such termination.

                  (b) In the event the Participant terminates his employment with the Company (other than for "Good Reason," death or Disability as defined below) on or prior to the first anniversary of the date hereof any shares of Restricted Stock granted to the Participant shall be forfeited and canceled, and the Participant shall have no rights in respect thereof, as of the date of such termination.

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                  (c)      For purposes of this Agreement the terms, "Good
Reason" and "Disability" shall have the meaning ascribed to them in any agreement in effect as of the date hereof governing the Participant's employment with the Company or its Affiliates.

         6.       REPURCHASE OF SHARES.

                  The provisions of this Section 6 shall apply only prior to an Initial Offering. Solely for purposes of this Section 6, Fair Market Value shall have the meaning, and shall be determined in accordance with, Section 3.3 of the Shareholders Agreement, including the third-party appraisal procedures set forth in Section 3.3.4 therein.

                  (a) If the Participant's employment with the Company is terminated by the Participant for any reason other than Good Reason after the first anniversary of the date hereof, the Company shall have the right, but not the obligation, to purchase all or a portion of the Participant's Restricted Stock at the Fair Market Value of such Restricted Stock (the "Call Option"). Subject to Section 8(c) hereof, the Call Option may be exercised by delivery of written notice thereof (the "Call Notice") to the Participant within thirty (30) calendar days following such termination. The Call Notice shall state that the Company has elected to exercise its Call Option, and the number and price of the Shares with respect to which such option is being exercised. The purchase of the Restricted Stock pursuant to the exercise of the Call Option shall occur within twenty (20) calendar days of the date on which the Fair Market Value of the Restricted Stock is finally established.

                  (b) If at any time the Participant's employment with the Company is terminated (i) by the Company for any reason other than Cause or (ii) by the Participant for Good Reason, the Participant shall sell and the Company shall purchase all of such Participant's Restricted Stock at the Fair Market Value of such Restricted Stock (the "Required Purchase") within thirty (30) calendar days following such termination. The purchase of Restricted Stock in connection with a Required Purchase shall occur within twenty (20) calendar days of the date on which the Fair Market Value of the Restricted Stock is finally established.

                  (c) The Company may pay the purchase price in connection with its exercise of the Call Option or with a Required Repurchase in cash or, if the terms of the Company's equity or debt financing instruments prohibit full or partial payment of such purchase price, the Company may either (i) delay full or partial payment of the purchase price until such prohibitions lapse; provided that interest shall accrue on such deferred amount at the then prevailing prime interest rate as most recently announced by Fleet National Bank, up to a maximum of 8% per annum, on or prior to the date of expiration of the 30 period following the Participant's termination of employment (the "Deferred Interest Rate") throughout such delay period, or (ii) pay any unpaid purchase price in the form of a promissory note (reasonably acceptable to the administrative agent under the Company's credit agreement), bearing interest at the Deferred Interest Rate, fully subordinated in right of payment and otherwise to the then outstanding Existing

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Indebtedness (as defined in the Shareholders Agreement) and payable in full in cash upon lapse of such prohibitions.

         7.       BINDING EFFECT.

                  This Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

         8.       GOVERNING LAW.

                  This Agreement shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of New Jersey without reference to principles of conflict of laws.

         9.       HEADINGS.

                  Headings used herein are for convenience of reference only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

         10.      SEVERABILITY.

                  To the extent any portion of this Agreement, or any portion of any provision of this Agreement is held to be invalid, void or unenforceable by a court of competent jurisdiction, such court shall substitute a valid, enforceable provision that preserves, to the maximum lawful extent, the terms and intent of this Agreement.

         11.      PLAN.

                  The terms of the Plan are made part of this Agreement and are incorporated herein by reference. In the event of any conflict between the terms of the Plan and the terms of this Agreement, the terms of the Plan shall govern.

         12.      83(B) ELECTION.

                  If the Participant files an election with the Internal Revenue Service to include in gross income the fair market value of any shares of Restricted Stock at the time of grant, the Participant shall promptly furnish a copy of such election to the Company.

         13.      ADJUSTMENT TO RESTRICTED STOCK.

                  If there shall be any stock split, dividend or combination in respect of the Common Stock, or any recapitalization of the Common Stock, then all references to the number of shares of Restricted Stock contained herein shall be automatically adjusted to give effect to such stock split, dividend or combination or recapitalization.

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         14.      WITHHOLDING.

                  The Participant shall remit to the Company, in cash, the amount of any required tax withholding.

         15.      SHAREHOLDER APPROVAL.

                  The Awards granted pursuant to this Agreement are contingent upon the approval of the shareholders of the Company in a manner intended to comply with the shareholder approval requirements of Section 280G of the Code.


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         EXECUTED effective as of the day and year first written above.


                                   WILMAR INDUSTRIES, INC.


                                   By:  /s/ William Sanford
                                        ---------------------------------------
                                        Name:   William Sanford
                                        Title:  Senior Vice President



                                   PARTICIPANT


                                   By:  /s/ William Pray
                                        ---------------------------------------
                                        William Pray


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         EXHIBIT A



                             WILMAR INDUSTRIES, INC.
                              2000 STOCK AWARD PLAN

                          BENEFICIARY DESIGNATION FORM



         WHEREAS, pursuant to the terms of the Wilmar Industries, Inc. 2000 Stock Award Plan (the "Plan"), William Pray (the "Participant") has been granted an award of 34,056 shares of common stock, par value per share $0.01, of Wilmar Industries, Inc. (the "Company"), subject to certain restrictions as described in the Plan and a Restricted Stock Award Agreement between the Participant and the Company dated September 29, 2000 (the "Restricted Stock").

         WHEREAS, the Restricted Stock Award Agreement provides that if the Participant dies after the restrictions on the Restricted Stock have lapsed with respect to shares of Restricted Stock, but the certificates representing such shares have not been transferred to the Participant, then a designated beneficiary of the Participant is entitled to receive such certificate.

         NOW THEREFORE, the Participant hereby designates the individual listed below as the designated beneficiary of the Restricted Stock.


_____________________________
Participant

                                                Beneficiary's Name and Address:

                                                ________________________________
                                                ________________________________
                                                ________________________________



                                                Relationship to Participant:


Dated:___________________                       ________________________________